EXHIBIT INDEX
Exhibit
Number        Document

23.1         Consent of Independent Registered Public Accounting Firm

23.2        Consent of Independent Registered Public Accounting Firm

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-188664) on Form S-8 of Westbury Bancorp, Inc. of our report dated June 27, 2017 appearing in this Annual Report on Form 11-K of Westbury Bank 401(k) Profit Sharing Plan for the year ended December 31, 2016.

/s/ CliftonLarsonAllen, LLP

Milwaukee, Wisconsin
June 27, 2017

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-188664) on Form S-8 of Westbury Bancorp, Inc. of our report dated June 21, 2016, related to our audit of the financial statements of Westbury Bank 401(k) Profit Sharing Plan, appearing in this Annual Report on Form 11-K of Westbury Bank 401(k) Profit Sharing Plan for the year ended December 31, 2016.

RSM US, LLP

Indianapolis, Indiana
June 27, 2017